XIOX CORPORATION

                            STOCK PURCHASE AGREEMENT


                                December 28, 1995

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.       Purchase and Sale of Stock.........................................  1
         1.1          Sale and Issuance of Common Stock.....................  1
         1.2          Closing Date; Delivery................................  1

2.       Representations and Warranties of the Company......................  1
         2.1          Organization Good Standing and Qualification..........  1
         2.2          Authorization.........................................  2
         2.3          Valid Issuance of Common Stock........................  2
         2.4          Compliance with Other Instruments.....................  2
         2.5          SEC Filings...........................................  2

3.       Representations and Warranties of the Investors....................  2
         3.1          Authorization.........................................  3
         3.2          Purchase Entirely for Own Account.....................  3
         3.3          Disclosure of Information.............................  3
         3.4          Investment Experience.................................  3
         3.5          Restricted Securities.................................  3
         3.6          Further Limitations on Disposition....................  3
         3.7          Legends...............................................  4

4.       California Commissioner of Corporations............................  4
         4.1          Corporate Securities Law..............................  4

5.       Conditions of Investor's Obligations at Closing....................  4
         5.1          Representations and Warranties........................  4
         5.2          Performance...........................................  5
         5.3          Compliance Certificate................................  5
         5.4          Proceedings and Documents.............................  5
         5.5          Registration Rights Agreement.........................  5

6.       Conditions of the Company's Obligations at Closing.................  5
         6.1          Representations and Warranties........................  5
         6.2          Payment of Purchase Price.............................  5
         6.3          Qualification.........................................  5

7.       Covenants of the Company...........................................  6
         7.1          Maintain Listed Status................................  6

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----
8.       Miscellaneous......................................................  6
         8.1          Survival of Warranties................................  6
         8.2          Successors and Assigns................................  6
         8.3          Governing Law.........................................  6
         8.4          Counterparts..........................................  7
         8.5          Titles and Subtitles..................................  7
         8.6          Notices...............................................  7
         8.7          Finder's Fee..........................................  7
         8.8          Amendments and Waivers................................  7
         8.9          Severability..........................................  7

Exhibits:

         Exhibit A            -     Schedule of Investors

                                XIOX CORPORATION

                            STOCK PURCHASE AGREEMENT




          THIS STOCK PURCHASE AGREEMENT is made as of the 28th day of December, 1995, by and between Xiox Corporation, a Delaware corporation (the "Company") and the investors listed on Exhibit A hereto, each of which is herein referred to as an "Investor" and collectively referred to as the "Investors".

          THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.      Purchase and Sale of Stock.

                  1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase and the Company agrees to sell and issue to each Investor at the Closing, as defined below, that number of shares of the Company's Common Stock at the Closing set forth opposite each Investor's name on Exhibit A hereto (the "Shares") for the purchase price set forth thereon.

                  1.2      Closing Date; Delivery.

                           (a) Closing  Date.  The closing of the  purchase  and
sale of the Common Stock designated for purchase by the Investors at the Closing shall take place, subject to the satisfaction of the conditions set forth in Sections 5 and 6, at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, at eleven o'clock a.m., on December 28, 1995, or at such other time and place as the Company and the Investors participating in the Initial Closing shall agree (the "Closing Date").

                           (b)  Delivery.  At  the  Closing  the  Company  shall
deliver to each Investor a certificate or certificates representing the Shares which such Investor is purchasing against delivery to the Company by such Investor of a check or wire transfer payable to the Company's order, or cancellation of indebtedness, in the amount of the purchase price therefor set forth opposite the Investor's name in Exhibit A hereto with respect to each such Closing, respectively.

          2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, effective as of the Closing.

                  2.1 Organization Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its financial condition, business or properties.

                  2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Shares being sold hereunder has been taken or will be taken prior to the Closing at which such action is required, and this Agreement and the Registration Rights Agreement to be entered into between the Company and the Investors constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms.

                  2.3 Valid Issuance of Common Stock. The Shares which are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, and will be fully paid and nonassess able and, based in part upon the representations of the Investors in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

                  2.4 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation, as amended, or Bylaws, as amended, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, except that the Company is currently operating under an exception to the capital and surplus requirements promulgated by the National Association of Securities Dealers ("NASD") for listing on the NASD's automated quotation system in the NASD's Small-Cap Market. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

                  2.5 SEC Filings. The Company has previously furnished to the Investors true and complete copies of (i) its Annual Reports on Form 10-K filed with the SEC for the fiscal year ended December 31, 1994, (ii) its Quarterly Reports on Form 10-Q for the three months ended March 31, 1995, June 30, 1995, and September 30, 1995 as filed with the SEC and (iii) definitive proxy statements filed by the Company with the SEC for its annual shareholders' meetings held in 1995. None of the documents referred to in this Section 2.5 contained as of its date any untrue statement of a material fact or omitted as of its date to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1992, the Company has made all public filings required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and such filings were made on a timely basis. The Company will use its best efforts to make available the information necessary under Rule 144(c) under the Securities Act to enable sales to be made under Rule 145(d) under the Securities Act.

          3. Representations and Warranties of the Investors. Each Investor severally and not jointly hereby represents and warrants that effective currently as of each Closing:

                  3.1 Authorization. This Agreement constitutes his valid and legally binding obligation, enforceable in accordance with its terms.

                  3.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms that the Shares to be received by such Investor will be acquired for investment for such Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. Each Investor represents that he has full power and authority to enter into this Agreement.

                  3.3 Disclosure of Information. He believes he has received all the information he considers necessary or appropriate for deciding whether to purchase the Shares. Each Investor further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

                  3.4 Investment Experience. Each Investor is experienced in investing in companies similar to the Company, is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Shares.

                  3.5 Restricted Securities. Each Investor understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, each Investor represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                  3.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Securities unless:

                           (a) There is then in effect a registration  statement
under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (b) (i) Such Investor shall have notified the Company
of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Agreement, and (iii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                   3.7  Legends.   It  is  understood   that  the   certificates
evidencing the Securities may bear one or all of the following legends:

                           (a) "THESE  SECURITIES HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                           (b) Any legend  required  by the laws of the State of
California, including any legend required by the California Department of Corporations.

          4.      California Commissioner of Corporations.

                  4.1 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY Section 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

          5. Conditions of Investor's Obligations at Closing. The obligations of each Investor to purchase that number Shares set forth on Exhibit A hereto at the Closing are subject to the fulfillment on or before the Closing Date of each of the following conditions:

                  5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  5.3 Compliance Certificate. The President or Vice President of the Company shall deliver to each Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

                  5.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor.

                  5.5  Registration  Rights  Agreement.   The  Company  and  the
Investors shall have executed the Registration Rights Agreement.

                  6. Conditions of the Company's Obligations at Closing. The obligations of the Company to issue and sell the Shares to each Investor at the Closing are subject to the fulfillment on or before the Closing Date of each of the following conditions by that Investor:

                  6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  6.2 Payment of Purchase Price. The Investors shall have delivered the purchase price specified in Section 1.2(b).

                  6.3 Qualification. Consent or approval of all relevant Blue Sky authorities shall have been obtained with respect to the offer and sale to the Investors of the Shares or such offer and sale shall be exempt from such consent or approval.

          7.      Covenants of the Company.

                  7.1 Maintain Listed Status. Immediately after the Closing, the Company shall promptly take all necessary actions to maintain the Company's listed status on the NASD's Automated Quotation System.

                  7.2 Rule 144 Reporting. With a view to making available to the Investors the benefits of certain rules and regulations of the SEC which may permit the sale of the Common Stock purchased hereby to the public without registration, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144;

                  (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act;

                  (c) So long as an Investor owns any Common Stock purchased hereby, to furnish to such Investor forthwith upon such Investor's request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Securities Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing such Investor to sell any such securities without registration.

          8.      Miscellaneous.

                  8.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

                  8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective succes sors and assigns of the parties (including transferees of any Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                  8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  8.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  8.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

                  The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  8.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Shares sold hereunder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company; provided, however, that no condition set forth in Section 5 or
Section 7 hereof may be waived with respect to any Investor who does not consent thereto.

                  8.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                           XIOX CORPORATION

                                           By:      MELANIE D. REID
                                                    ----------------------------

                                           Title:   VP of Finance/CFO
                                                    ----------------------------

                           Address: 577 Airport Boulevard, Suite 700 Burlingame, CA 94010

                                           INVESTORS:

                                           EDMUND AND MARY SHEA REAL PROPERTY
                                           TRUST TR DTD 10-3-85

                                           -------------------------------------
                                           (signature)

                                           -------------------------------------
                                           (print name)*

                                           DANIEL F. SULLIVAN

                                           -------------------------------------
                                           (signature)

                                           -------------------------------------
                                           (print name)*

                                           MICHAEL F. GREENE

                                           -------------------------------------
                                           (signature)

                                           -------------------------------------
                                           (print name)*

                                           DARRELL L. KRULCE

                                           -------------------------------------
                                           (signature)

                                           -------------------------------------
                                           (print name)*

                                           ATAM LALCHANDANI

                                           -------------------------------------
                                           (signature)

                                           -------------------------------------
                                           (print name)*

                                           ANTHONY DIIULIO

                                           -------------------------------------
                                           (signature)

                                           -------------------------------------
                                           (print name)*

* Please print name exactly as you would like it to appear on your stock certificate.

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS




                                                  NUMBER OF SHARES    PURCHASE
         INVESTOR                                  OF COMMON STOCK      PRICE
------------------------------------------        -----------------   ---------

EDMUND AND MARY SHEA TRUST ...................          233,334         $350,001

DANIEL F. SULLIVAN ...........................           10,000         $ 15,000

MICHAEL F. GREENE ............................           10,000         $ 15,000

DARRELL L. KRULCE ............................            8,000         $ 12,000

ATAM LALCHANDANI .............................            8,000         $ 12,000

ANTHONY DIIULIO ..............................            3,000         $  4,500
                                                        -------         --------

TOTALS                                                  272,334         $408,501